UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 12, 2011
FPIC INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA (State or other jurisdiction of incorporation)	1-11983 (Commission File Number)	59-3359111 (IRS Employer Identification No.)
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204
(Address of Principal executive offices, including Zip Code)
(904) 354-2482
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On August 12, 2011, FPIC Insurance Group, Inc. (the “Company”) held a special meeting of its shareholders (the “special meeting”) in order to vote upon the following proposals (the “proposals”):
1)	a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 23, 2011 (the “Merger Agreement”), by and among The Doctors Company, a California domiciled reciprocal inter-insurance exchange (“TDC”), Fountain Acquisition Corp., a Florida corporation and a wholly owned subsidiary of TDC (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and a wholly owned subsidiary of TDC (the “Merger Proposal”);

2)	a proposal to grant authority to the named proxies to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement (the “Adjournment Proposal”); and

3)	a proposal to approve, on a non-binding advisory basis, the compensation that may be received by the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Non-Binding Compensation Proposal”).
     As of July 12, 2011, the record date for the special meeting (the “record date”), there were 8,397,934 shares of the Company’s common stock outstanding and entitled to vote on the proposals at the special meeting. At the special meeting, holders of 6,115,916 shares of the Company’s common stock entitled to vote on the proposals were represented (in person or by proxy), constituting a quorum. Approval of the Merger Proposal required the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the record date. Approval of the Adjournment Proposal and the Non-Binding Compensation Proposal required the affirmative vote of a majority of the votes cast on each such proposal at the special meeting.
     The Company’s shareholders approved the Merger Proposal based on the following results:

FOR	AGAINST	ABSTAIN
6,061,133	43,953	10,830
     Approximately 72.17% of the Company’s common stock entitled to vote at the special meeting was voted in favor of the Merger Proposal.
     The Company’s shareholders also approved the Non-Binding Compensation Proposal based on the following results:

FOR	AGAINST	ABSTAIN
4,589,782	1,441,710	84,424

     Approximately 75.04% of the votes cast on the Non-Binding Compensation Proposal were voted in favor of such proposal.
     Since the Merger Proposal was approved, it was not necessary to consider the Adjournment Proposal and the results of the vote on the Adjournment Proposal were not announced at the special meeting.
     A copy of the press release issued by the Company regarding the results of the shareholder vote at the special meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of FPIC Insurance Group, Inc., dated August 12, 2011.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPIC Insurance Group, Inc.
Date: August 12, 2011	By:	/s/ T. Malcolm Graham
		Name:	T. Malcolm Graham
		Title:	General Counsel and Secretary

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